Exhibit 99.1

Press Release

Clean Harbors Announces Third-Quarter 2017 Financial Results;
 Significantly Expands Share Repurchase Authorization

•            Increases Revenues 4% to $755.8 Million on Growth in Technical Services and Safety-Kleen

•            Delivers Net Income of $12.1 Million and GAAP EPS of $0.21

•            Reports Lower-than-Expected Adjusted EBITDA of $123.0 Million, Related to the Hurricanes, Industrial Services Slowdown and Facilities Costs

•            Achieves Strong Net Cash from Operating Activities of $104.5 Million; Adjusted Free Cash Flow of $68.8 Million

•            Ends Quarter with Cash and Cash Equivalents of $361.7 Million

•            Revises 2017 Adjusted EBITDA Guidance Range

NORWELL, Mass. — November 1, 2017 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2017.

“The recent hurricanes significantly impacted our third-quarter results,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “The storms affected more than 1,300 Clean Harbors’ employees at over 40 sites in Texas, Florida and Puerto Rico.  The severe weather not only impacted our facilities and increased transportation costs, but temporarily limited production and associated waste volumes at customer locations across those regions. Additionally, we experienced a significant slowdown in our Industrial Services business because many Gulf Coast plants and refineries were shut down and projects were delayed.  We did have some hurricane-related emergency response opportunities, but they did not offset the negative impact of the storms, as this work was limited in the absence of any major chemical releases.”

Third-quarter revenues increased 4% to $755.8 million, compared with $729.5 million in the same period a year ago.  Income from operations was $47.7 million, compared with $16.8 million in the third quarter of 2016, which included a non-cash goodwill impairment charge of $34.0 million related to the Lodging Services business.

Net income for the third quarter of 2017 was $12.1 million, or $0.21 per diluted share. This result included an adjustment related to the inability to recognize income tax benefits associated with pre-tax losses generated by certain Canadian subsidiaries of $1.0 million and an after-tax loss of $1.1 million on the early extinguishment of debt.  Net loss for the third quarter of 2016 was $10.3 million, or $0.18 per share, which included the non-cash goodwill impairment charge, an after-tax gain of $15.1 million related to the divestiture of the Company’s Catalyst Services business and the non-cash effects of not recognizing income tax benefits associated with pre-tax losses generated by certain of the Company’s Canadian subsidiaries.

Adjusted net income for the third quarter of 2017 was $12.2 million, or $0.21 per diluted share, compared with adjusted net income of $9.3 million, or $0.16 per diluted share, for the same period a year ago. Net income and

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com adjusted net income results for the third quarters of 2017 and 2016 included pre-tax integration and severance costs of $1.5 million and $5.8 million, respectively.

Adjusted EBITDA (see description below) in the third quarter of 2017 was $123.0 million, compared with $126.7 million in the same period of 2016.

“In our Technical Services segment, despite the hurricane-related outage at Deer Park and the shakedown process at El Dorado, we achieved incinerator utilization of 92%, as well as an increase in landfill volumes of 40%,” McKim said.  “The severe weather, however, shut down our Deer Park incineration facility and several other sites for a week and closed our facilities in Puerto Rico for an extended period. In addition, during the quarter we incurred some additional costs at our new El Dorado incinerator, which also hampered the segment’s performance. We continue to drive considerable volume into our disposal network, and trends in both base work and in project opportunities are positive. We plan to complete the El Dorado incinerator shakedown process by year-end.

“Revenue in our Industrial and Field Services business declined from a year ago primarily due to the sale of our catalyst business.  Overall, this segment fell short of expectations for the quarter, as the combination of hurricane-related closures at customer sites in the U.S. and a weak environment for specialty industrial services in Canada limited our near-term opportunities.

“In our Safety-Kleen segment, higher base oil and lubricant pricing, as well as contributions from 2016 acquisitions, drove mid-single-digit growth. Revenue mix in our parts washer services and oil collection businesses was adversely affected by the storms in Texas and Florida. Lower segment margins reflected the ongoing investments in our centralization efforts and OilPlus™ closed loop offering of selling lubricants directly to customers. We anticipate a strong finish to the year, based on the current pricing environment for base oil and lubricants and our ability to carefully manage the spread in our re-refinery business.  We also anticipate continued progress with our closed loop offering, as we expand into additional metropolitan markets and pursue large-volume opportunities.

“In our Oil, Gas and Lodging Services segment, improvement in the drilling environment doubled our surface rentals business from a year ago. Increased surface rental opportunities more than offset seasonal weakness in our lodging business. Looking ahead, we are focused on capitalizing on areas of increased drilling within the U.S. and Canada.

“We continue to execute effectively on our capital allocation strategy,” McKim said. “Net cash from operating activities for the third quarter was up 78% from the same period in 2016.  We generated adjusted free cash flow of $68.8 million in the third quarter, compared with $8.3 million a year ago. Year-to-date, we have generated $99.1 million in adjusted free cash flow, reflecting the increase in operating income, a significant reduction in capital expenditures and lower cash taxes. This resulted in cash and cash equivalents of $361.7 million at the end of the quarter.”

Expansion of Share Repurchase Program

The Company today announced that its Board of Directors has elected to double the size of Clean Harbors’ current share repurchase program of its common stock to $600 million from its previous authorization of $300 million. As of September 30, 2017, $76 million of the prior authorization remained available; this will now

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com increase to $376 million under the expanded plan. The Company intends to fund the repurchases through its available cash resources.

“We carefully deploy our capital with a focus on creating value and improving return,” said McKim. “Our strong balance sheet and free cash flow generation afford us the financial flexibility to continue to return capital to our shareholders, while evaluating acquisition candidates and opportunities to invest in the business.  Given our current investment profile, we believe a substantially expanded repurchase plan represents a meaningful value-creation mechanism for our long-term shareholders.”

The repurchase program authorizes Clean Harbors to purchase its common stock on the open market or in privately negotiated transactions periodically. The share repurchases will be made in a manner that complies with applicable U.S. securities laws. The number of shares purchased and the timing of the purchases will depend on a number of factors, including share price, cash required for future business plans, trading volume and other conditions. The Company has no obligation to repurchase stock under this program and may suspend or terminate the repurchase program at any time.

Business Outlook and Financial Guidance

“As we enter the final quarter of 2017, we are focused on achieving profitable growth and margin expansion,” McKim said. “We see favorable trends across much of our business, particularly on the waste disposal side.  Therefore, we anticipate Adjusted EBITDA growth in the fourth quarter and entering 2018 with positive momentum.”

Based on its year-to-date financial performance and current market conditions, Clean Harbors lowered its 2017 Adjusted EBITDA guidance to a range of $420 million to $430 million. A reconciliation of the Company’s annual Adjusted EBITDA guidance to net income guidance is included below.  On a GAAP basis, the Company’s guidance is based on 2017 net income in the range of $11 million to $19 million.  Adjusted net income for 2017, which includes the loss on early extinguishment of debt, the gain on sale of business and the recognition of the non-cash tax benefits in Canada, is in the range of $16 million to $19 million.  A reconciliation of the Company’s Adjusted EBITDA guidance and adjusted net income to net income guidance is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements.  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and the fact that management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA.  The Company defines Adjusted EBITDA consistently and in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income (loss) and Adjusted EBITDA for the three and nine months ended September 30, 2017 and 2016 (in thousands):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Net income (loss)	$12,058	$(10,255)	$16,545	$(27,160)
Accretion of environmental liabilities	2,347	2,476	7,053	7,529
Depreciation and amortization	72,989	73,360	216,932	215,655
Goodwill impairment charge	—	34,013	—	34,013
Other expense	432	198	2,814	737
Loss on early extinguishment of debt	1,846	—	7,891	—
Loss (gain) on sale of business	77	(16,431)	(31,645)	(16,431)
Interest expense, net	20,675	21,565	65,743	62,192
Provision for income taxes	12,575	21,725	38,492	27,881
Adjusted EBITDA	$122,999	$126,651	$323,825	$304,416

This press release includes a discussion of income from operations, net income (loss) and earnings (loss) per share adjusted for the loss on early extinguishment of debt, goodwill impairment charges, the (loss) gain on sale of business and the non-cash impact of unbenefited tax losses in Canada as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between income from operations and adjusted income from operations, net income (loss) to adjusted net income, and earnings (loss) per share to adjusted earnings per share for the three and nine months ended September 30, 2017 and 2016 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Adjusted income from operations
Income from operations	$47,663	$16,802	$99,840	$47,219
Goodwill impairment charge	—	34,013	—	34,013
Adjusted income from operations	$47,663	$50,815	$99,840	$81,232

Adjusted net income
Net income (loss)	$12,058	$(10,255)	$16,545	$(27,160)
Goodwill impairment charge, net of $0 taxes	—	34,013	—	34,013
Loss on early extinguishment of debt, net of tax	1,108	—	4,735	—
Loss (gain) on sale of business, net of tax	46	(15,091)	(18,467)	(15,091)
Tax-related valuation allowances	(1,011)	584	12,145	12,955
Adjusted net income	$12,201	$9,251	$14,958	$4,717

Adjusted earnings per share
Earnings (loss) per share	$0.21	$(0.18)	$0.29	$(0.47)
Goodwill impairment charge, net of $0 taxes	—	0.59	—	0.59
Loss on early extinguishment of debt, net of tax	0.02	—	0.08	—
Loss (gain) on sale of business, net of tax	—	(0.26)	(0.32)	(0.26)
Tax-related valuation allowances	(0.02)	0.01	0.21	0.22
Adjusted earnings per share	$0.21	$0.16	$0.26	$0.08

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted Free Cash Flow Reconciliation

An itemized reconciliation between net cash from operating activities and Adjusted Free Cash Flow is as follows (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Adjusted free cash flow
Net cash from operating activities	$104,538	$58,776	$221,469	$178,827
Additions to property, plant and equipment	(38,994)	(51,819)	(127,736)	(175,348)
Proceeds from sale and disposal of fixed assets	3,254	1,314	5,375	3,982
Adjusted free cash flow	$68,798	$8,271	$99,108	$7,461

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2017
	Amount
	(In millions)
Projected GAAP net income	$11	to	$19
Adjustments:
Accretion of environmental liabilities	10	to	9
Depreciation and amortization	290	to	287
Other expense	3	to	3
Loss on early extinguishment of debt	8	to	8
Gain on sale of business	(32)	to	(32)
Interest expense, net	87	to	86
Provision for income taxes	43	to	50
Projected Adjusted EBITDA	$420	to	$430

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

An itemized reconciliation between projected net income and projected adjusted net income is as follows:

	For the Year Ending December 31, 2017
	Amount
	(In millions)
Projected GAAP net income	$11	to	$19
Loss on early extinguishment of debt, net of tax	5	to	5
Gain on sale of business, net of tax	(18)	to	(18)
Tax-related valuation allowances	18	to	13
Projected adjusted net income	$16	to	$19

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.  Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts.  Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q.  Therefore, readers are cautioned not to place undue reliance on these forward-looking statements.  Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Contacts

Investors:	Media:
Jim Buckley	Eric Kraus
SVP Investor Relations	EVP Corporate Communications & Public Affairs
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
Buckley.James@cleanharbors.com	Kraus.Eric@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Revenues	$755,846	$729,520	$2,197,575	$2,063,113
Cost of revenues (exclusive of items shown separately below)	519,595	491,915	1,535,983	1,436,196
Selling, general and administrative expenses	113,252	110,954	337,767	322,501
Accretion of environmental liabilities	2,347	2,476	7,053	7,529
Depreciation and amortization	72,989	73,360	216,932	215,655
Goodwill impairment charge	—	34,013	—	34,013
Income from operations	47,663	16,802	99,840	47,219
Other expense	(432)	(198)	(2,814)	(737)
Loss on early extinguishment of debt	(1,846)	—	(7,891)	—
(Loss) gain on sale of business	(77)	16,431	31,645	16,431
Interest expense, net	(20,675)	(21,565)	(65,743)	(62,192)
Income before provision for income taxes	24,633	11,470	55,037	721
Provision for income taxes	12,575	21,725	38,492	27,881
Net income (loss)	$12,058	$(10,255)	$16,545	$(27,160)
Earnings (loss) per share:
Basic	$0.21	$(0.18)	$0.29	$(0.47)
Diluted	$0.21	$(0.18)	$0.29	$(0.47)

Shares used to compute earnings (loss) per share — Basic	57,033	57,487	57,149	57,575
Shares used to compute earnings (loss) per share — Diluted	57,195	57,487	57,280	57,575

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$361,658	$306,997
Accounts receivable, net	531,696	496,226
Unbilled accounts receivable	40,933	36,190
Deferred costs	20,237	18,914
Inventories and supplies	173,097	178,428
Prepaid expenses and other current assets	32,637	56,116
Total current assets	1,160,258	1,092,871
Property, plant and equipment, net	1,611,971	1,611,827
Other assets:
Goodwill	478,728	465,154
Permits and other intangibles, net	477,639	498,721
Other	19,757	13,347
Total other assets	976,124	977,222
Total assets	$3,748,353	$3,681,920
Current liabilities:
Current portion of long-term obligations	4,000	—
Accounts payable	223,599	229,534
Deferred revenue	69,236	64,397
Accrued expenses	213,189	190,721
Current portion of closure, post-closure and remedial liabilities	19,516	20,016
Total current liabilities	529,540	504,668
Other liabilities:
Closure and post-closure liabilities, less current portion	55,762	52,111
Remedial liabilities, less current portion	110,074	114,211
Long-term obligations, less current portion	1,625,971	1,633,272
Deferred taxes, unrecognized tax benefits and other long-term liabilities	298,659	293,417
Total other liabilities	2,090,466	2,093,011
Total stockholders’ equity, net	1,128,347	1,084,241
Total liabilities and stockholders’ equity	$3,748,353	$3,681,920

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Nine Months Ended:
	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net income (loss)	$16,545	$(27,160)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	216,932	215,655
Goodwill impairment charge	—	34,013
Allowance for doubtful accounts	5,635	6,203
Amortization of deferred financing costs and debt discount	2,562	2,685
Accretion of environmental liabilities	7,053	7,529
Changes in environmental liability estimates	(312)	(349)
Deferred income taxes	184	(28,826)
Stock-based compensation	9,212	7,735
Excess tax benefit of stock-based compensation	—	(21)
Net tax deficiency on stock-based awards	—	(642)
Other expense	2,814	1,247
Gain on sale of businesses	(31,645)	(16,431)
Loss on early extinguishment of debt	7,891	—
Environmental expenditures	(10,078)	(9,374)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	(38,122)	(32,944)
Inventories and supplies	(4,975)	(13,722)
Other current assets	18,305	5,619
Accounts payable	(7,085)	(11,951)
Other current and long-term liabilities	26,553	39,561
Net cash from operating activities	221,469	178,827
Cash flows used in investing activities:
Additions to property, plant and equipment	(127,736)	(175,348)
Proceeds from sale and disposal of fixed assets	5,375	3,982
Acquisitions, net of cash acquired	(44,432)	(207,089)
Proceeds on sale of businesses, net of transactional costs	46,339	47,134
Additions to intangible assets, including costs to obtain or renew permits	(1,348)	(1,920)
Purchases of available-for-sale securities	—	(598)
Proceeds from sale of investments	376	—
Net cash used in investing activities	(121,426)	(333,839)
Cash flows from financing activities:
Change in uncashed checks	(8,657)	(7,084)
Proceeds from exercise of stock options	46	230
Issuance of restricted shares, net of shares remitted	(2,321)	(2,500)
Repurchases of common stock	(24,465)	(15,869)
Deferred financing costs paid	(5,746)	(2,614)
Excess tax benefit of stock-based compensation	—	21
Premiums paid on early extinguishment of debt	(6,028)	—
Principal payment on debt	(401,000)	—
Issuance of senior secured notes, net of discount	399,000	—
Issuance of senior unsecured notes, including premium	—	250,625
Net cash (used in) from financing activities	(49,171)	222,809
Effect of exchange rate change on cash	3,789	5,352
Increase in cash and cash equivalents	54,661	73,149
Cash and cash equivalents, beginning of period	306,997	184,708
Cash and cash equivalents, end of period	$361,658	$257,857
Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$67,550	$66,261
Income taxes paid	14,321	27,196
Non-cash investing and financing activities:
Accrual for repurchased shares	—	479
Property, plant and equipment accrued	14,509	18,181
Transfer of inventory to property, plant and equipment	12,641	—
Receivable for estimated purchase price adjustment	—	1,910

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	September 30, 2017			September 30, 2016
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$246,329	$42,003	$288,332	$232,482	$39,287	$271,769
Industrial and Field Services	163,808	(10,217)	153,591	172,191	(10,899)	161,292
Safety-Kleen	315,028	(31,754)	283,274	297,082	(28,715)	268,367
Oil, Gas and Lodging Services	30,026	732	30,758	27,644	893	28,537
Corporate Items	655	(764)	(109)	121	(566)	(445)
Total	$755,846	$—	$755,846	$729,520	$—	$729,520

	For the Nine Months Ended:
	September 30, 2017			September 30, 2016
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$731,034	$123,178	$854,212	$680,717	$110,764	$791,481
Industrial and Field Services	465,264	(27,672)	437,592	467,019	(25,812)	441,207
Safety-Kleen	910,885	(95,461)	815,424	821,758	(85,961)	735,797
Oil, Gas and Lodging Services	89,403	1,960	91,363	91,555	2,864	94,419
Corporate Items	989	(2,005)	(1,016)	2,064	(1,855)	209
Total	$2,197,575	$—	$2,197,575	$2,063,113	$—	$2,063,113

	For the Three Months Ended:		For the Nine Months Ended:
Adjusted EBITDA	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Technical Services	$72,338	$72,333	$203,906	$201,622
Industrial and Field Services	13,255	18,234	36,652	38,627
Safety-Kleen	70,305	70,053	182,953	165,342
Oil, Gas and Lodging Services	912	24	969	135
Corporate Items	(33,811)	(33,993)	(100,655)	(101,310)
Total	$122,999	$126,651	$323,825	$304,416

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com